Exhibit 99.1

Plymouth Industrial REIT Announces Leasing and Acquisition Activity

for First Quarter 2021

BOSTON—(April 5, 2021) Plymouth Industrial REIT, Inc. (NYSE: PLYM) announced its leasing and acquisition activity for wholly owned properties for the first quarter ended March 31, 2021.

Jeff Witherell, Chief Executive Officer and Co-Founder of Plymouth, noted, “We are experiencing strong leasing momentum as we are able to capture more of the embedded rent growth in our portfolio and our markets, and we have already addressed over 68% of our lease expirations for 2021. With the combination of solid fundamentals within our targeted primary and secondary markets and continued rent growth improving the valuation of our existing properties, we believe now is the time to be expanding our presence in these markets. We are right on target for where we expected to be at this point in the year, and we have a number of opportunities within these newly acquired industrial buildings to drive rent growth.”

Leasing Activity

Leases commencing during the first quarter of 2021 totaled an aggregate of 1,256,000 square feet, of which 1,154,000 square feet is associated with leases with terms of at least six months. These leases included 892,000 square feet of renewal leases and 261,000 square feet of new leases. The Company will experience a 12.0% increase in rental rates on a cash basis from these leases. As of March 31, 2021, the Company’s total portfolio was 96.6% occupied and the Company has to date collected over 99.0% of its contractual rents for the first quarter, which is consistent with its historical collection trends.

At December 31, 2020, leases for space totaling 4,502,000 square feet were subject to renewal in 2021. Of this space, 1,993,000 square feet has already been renewed and 1,067,000 square feet has been leased to new tenants, resulting in 68% of the expirations being addressed. Additionally, 125,000 square feet of previously vacant square feet has been leased to new tenants. These leases, all executed prior to the end of the first quarter of 2021, will commence at different periods during 2021 and have a rental rate increase of 8.6% over prior leases on a cash basis. The largest transaction executed during the first quarter was a 10-year lease with American Nitrile for the 527,127-square-foot space at 3500 Southwest Boulevard in Columbus, Ohio. American Nitrile took occupancy on April 1, 2021.

Acquisition Activity

During the first quarter of 2021, Plymouth closed on the acquisition of five industrial buildings totaling approximately 1.4 million square feet for a total of $61.0 million, a weighted average price of $47 per square foot, and a weighted average initial yield of 7.7%. The first quarter activity is comprised of the following:

•	772,000-square-foot single-tenant industrial building in Columbus, Ohio occupied by ODW Logistics for $29.0 million, or $38 per square foot, and an initial projected yield of 7.5%
•	221,000-square-foot multi-tenant industrial building in Kansas City, Missouri with 100% occupancy for $8.6 million, or $39 per square foot, and an initial projected yield of 8.8%
•	149,000-square-foot single-tenant industrial building in Chicago, Illinois occupied by Fort Dearborn for $7.9 million, or $53 per square foot, and an initial projected yield of 7.3%
•	142,000-square-foot single-tenant industrial building in St. Louis, Missouri occupied by Industrial Soap Company for $7.8 million, or $55 per square foot, and an initial projected yield of 7.6%
•	100,000-square-foot multi-tenant industrial building in Cleveland, Ohio with 100% occupancy for $7.7 million, or $77 per square foot, and an initial projected yield of 7.6%

About Plymouth

Plymouth Industrial REIT, Inc. (NYSE: PLYM) is a real estate investment trust focused on the acquisition, ownership and management of single and multi-tenant industrial properties, including distribution centers, warehouses, light industrial and small bay industrial properties, located in primary and secondary markets within the main industrial, distribution and logistics corridors of the United States.

Forward-Looking Statements

This press release includes “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statement, many of which may be beyond our control. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

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Contact:
Tripp Sullivan
SCR Partners
(615) 942-7077
TSullivan@scr-ir.com